Exhibit 10.14

Execution Version

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (“Agreement”) is entered into as of January 31, 2025 (“Effective Date”), by and among Karl Brenza (“Brenza”), ScanTech AI Systems Inc., a Delaware corporation (“Pubco”), ScanTech Identification Beam Systems LLC, a Delaware limited liability company (“ScanTech”), Steele Interests SIBS LLC, a Delaware limited liability company (“Steele Lender I”), Steele Interests SIBS II LLC, a Delaware limited liability company (“Steele Lender II”), Steele Interests SIBS III LLC, a Delaware limited liability company (“Steele Lender III”), Steele Interests SIBS IV LLC, a Delaware limited liability company (“Steele Lender IV” and, collectively with Steele Lender I, Steele Lender II and Steele Lender III, the “Steele Lenders”), and Steele Interests LLC, a Delaware limited liability company (“Interests” and, collectively with the Steele Lenders, “Steele”).  Brenza, Pubco, ScanTech, and Steele are collectively referred to as the “Parties” and each individually as a “Party”.  Brenza, Pubco and ScanTech are hereby collectively referred to as the “Company”.

RECITALS.

WHEREAS, ScanTech, Pubco, and Mars Acquisition Corp., a Delaware corporation (“Mars”), are parties to that certain Business Combination Agreement dated September 5, 2023, as amended (collectively with any amendments, the “Business Combination Agreement”), pursuant to which the parties thereto agreed, at the Closing thereunder (as defined therein), to effect a business combination transaction pursuant to which, among other things, ScanTech shall merge with certain other entities and become a subsidiary of Pubco, and ScanTech shall continue in business as the operating company under Pubco, shares of which are to be listed on the NASDAQ Stock Market under ticker symbol STAI upon the Closing of the Company Merger.  The transactions contemplated by the Business Combination Agreement are hereinafter referred to collectively as the “Business Combination”;

WHEREAS, ScanTech, Pubco, the Steele Lenders and Interests (solely with respect to Section 1.7 thereof) are parties to that certain Loan Exchange & Release Agreement dated as of September 25, 2024 (“Exchange Agreement”), pursuant to which, among other things, ScanTech and Pubco had certain deadlines by which they were required to deliver shares of Pubco stock to Steele as further detailed therein;

WHEREAS, Mars, Pubco, ScanTech, and the Steele Lenders are parties to that certain Trust Waiver and Mutual Release Agreement dated as of October 20, 2024 (“Trust Waiver”);

WHEREAS, ScanTech and Pubco were unable to meet the deadlines in the Exchange Agreement by which they were required to deliver shares of Pubco stock to Steele;

WHEREAS, in addition, ScanTech and Pubco were unable to comply with several of their obligations under the Exchange Agreement (including their obligation to deliver shares of common stock of Pubco due to Steele as and when required thereunder);

WHEREAS, Steele previously engaged in extensive discussions with ScanTech, and others to settle ScanTech’s defaults on the indebtedness owed to the Steele Lenders and incurred significant legal fees and costs and other expenses in connection therewith and in connection with the protection and enforcement of the Steele Lender’s rights in connection with such indebtedness and other matters relating thereto (including, without limitation, expenses related to the negotiation of the Exchange Agreement and the transactions contemplated therein) (the “Additional Expenses”);

WHEREAS, Interests was initially allocated 50,000 freely tradable Pubco shares (the “Initial Reimbursement Shares”) at the Closing to provide for the payment of the Additional Expenses, the sale of which will not be satisfactory to settle the total amount of Additional Expenses owed to the Steele Lenders; and

WHEREAS, the Parties wish to make certain amendments and accommodations to Steele to (a) address the failure by ScanTech and Pubco to strictly comply with the terms of the Exchange Agreement and (b) further reimburse Steele for the Additional Expenses owed to the Steele Lenders (including its legal expenses associated with the Exchange Agreement and the transactions contemplated therein).

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

A.	Definitions.

For purposes of this Agreement, the following capitalized terms shall have the following meanings:

“Closing” means the closing of the transactions comprising the Company Merger as contemplated by the Business Combination Agreement.

“Closing Date” means the date on which the Closing occurs.

“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether such organization is a legal entity, and shall include any government and any agency or political subdivision thereof.

B.	Extension of Dates under Relevant Agreements.

The deadline for completion of the Loan Exchange and the Company Merger (each as defined in the Exchange Agreement) is hereby extended through and including January 2, 2025. Specifically, although the Exchange Agreement provides that if the Loan Exchange and the Company Merger shall not have occurred on or before December 31, 2024, the Exchange Agreement shall have terminated and be of no force or effect, the Parties hereby agree to extend the foregoing deadline through and including January 2, 2025. To the extent any term in the Trust Waiver requires closing and delivery to Steele of the shares of common stock of Pubco on or before

December 31, 2024, the same is hereby extended through and including January 2, 2025.

C.	Limited Waiver of Rights to Receive Shares in Accordance with Conversion.

Steele hereby agrees that it shall not issue a notice of default or exercise any rights or remedies under the Exchange Agreement solely as a result of the inability of ScanTech and Pubco to deliver the shares due to the Steele Lenders and Interests as and when required pursuant to the Exchange Agreement, provided that: (a) such inability is due to the DTC chill currently in effect; (b) ScanTech and Pubco take all commercially reasonable steps to work with the transfer agent to cause such chill to be lifted at the earliest possible date; (c) the ScanTech and Pubco use best efforts to work with the transfer agent to deliver the shares due to Steele by DWAC on the trading day on which the chill is lifted; (d) ScanTech and Pubco use commercially reasonable efforts to support Steele in working with the transfer agent in securing pre-selling rights with its designated broker(s) through delivery of an approved DRS Statement by the designated broker together with execution and/or approval of medallion waiver(s); and (e) ScanTech and Pubco comply with all other provisions of the Exchange Agreement, Trust Waiver, and this Agreement.

D.	Cure of Breaches and Payment of Additional Financing Expenses.

As consideration for the agreements of Steele hereunder and for the Additional Expenses, ScanTech and Pubco agree as follows:

(i)

ScanTech and Pubco shall deliver to the Steele Lenders 100,000 shares of common stock of Pubco (the “First Additional Shares”), which shall be registered on Pubco’s Form S-1 Registration Statement (the “Follow-On Registration”).  The First Additional Shares shall be freely tradeable (and not subject to any leak out or other restrictions), subject to the Lock-up Agreement (defined below).

(ii)	ScanTech and Pubco shall reimburse Interests for the Additional Expenses as follows:

a.

through the allocation and issuance of the Initial Reimbursement Shares to Interests as described in the recitals hereto, the issuance and delivery of which is hereby acknowledged (for avoidance of doubt, the Initial Reimbursement Shares shall be freely tradeable, and shall not be subject to the Lock-up Agreement or to any leak out or other restrictions); and

b.

through the issuance and registration of 100,000 common shares (the “Second Additional Shares”), which shall be registered on the Follow-On Registration and shall be freely tradeable (and not subject to the Lock-up Agreement or to any leak out or other restrictions).

(iii)

ScanTech and Pubco shall file the Follow-On Registration no later than February 10, 2025, and thereafter shall use its best reasonable efforts, and continuous efforts, to have the Follow-on Registration statement declared effective by the U.S. Securities and Exchange Commission and cleared by any other required regulatory bodies as soon as practicable.  The First Additional Shares and the Second Additional Shares shall be transferred electronically via the Depository Trust & Clearing Corporation Fast Automated Securities Transfer system free and unencumbered to Steele’s designated brokerage account(s) (as set forth on a DRS Statement approved by Steele) promptly (and in any event within three (3) business days unless a delay is caused solely by transfer agent logistics/procedures that are outside of the Company’s control) after the effectiveness of the Follow-On Registration.

E.	Mutual Release and Waiver.

(1)Subject to Paragraph G below, Steele, on its own behalf and on behalf of its affiliates (individually and collectively, the “Investor Releasors”), hereby releases the Company and each of its respective officers, agents, attorneys, directors, employees, affiliates, shareholders, members, parents, subsidiaries, agents, attorneys, predecessors, successors and assigns individually or in entity form, and on behalf of any entities that they manage and/or control, together with their respective heirs, spouses, beneficiaries, representatives, agents, sureties, predecessors, successors, assigns, subsidiaries, parent corporations, affiliate companies, stockholders, members, managers, general partners, limited partners, officers, employees, directors, attorneys and as members, partners, beneficiaries or shareholders of any companies, partnerships, corporations or other entities (individually, a “Company Related Party” and, collectively, the “Company Related Parties”) of and from any and all claims, demands, actions, causes of action, liabilities or obligations and hereby waive any and all claims the Investor Releasors may have against the Company Related Parties now or hereafter arising and accruing from any conditions or events (including any relevant agreements except as provided below) that have occurred on or prior to the date hereof, and Investor Releasors hereby waive any and all claims Investor Releasors may have against the Company Released Parties or any such other Person released pursuant to this Paragraph E(1).  Without limitation, the foregoing release by the Investor Releasors and the other parties described in this Paragraph E(1) shall relate to any and all claims, of any kind or character, growing out of or in any way connected with or in any way resulting from acts, actions, or omissions occurring on or prior to the date hereof of the Company Released Parties or of any of the other Persons released pursuant to this Paragraph E(1), including, without limitation, any claim related to failure to fund, usury, any loss, cost or damage arising or incurred in connection with a breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, novation, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violation of the Racketeer Influenced and Corrupt Organizations Act, violation of the Equal Credit Opportunity Act or any similar law, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate or partnership governance or prospective business advantage, breach of contract, deceptive trade practices, misrepresentation, libel, or slander (without admitting or implying that any such claim exists or has any validity); provided, however, and notwithstanding the foregoing provisions of this Paragraph E(1), the foregoing release and waiver shall not apply to the following: (i) any claims resulting from or arising out of the failure on the part of ScanTech and/or Pubco for any reason (A) to file the Follow-On Registration by close of business on February 10, 2025 and/or (B) to thereafter use its best reasonable efforts, and continuous efforts, to have the Follow-On Registration declared effective by the U.S. Securities and Exchange Commission and cleared by any other required regulatory bodies as soon as practicable; (ii) any claims resulting from or arising out of the failure on the part of ScanTech and/or Pubco for any reason to deliver the First Additional Shares and the Second Additional Shares as and when required by Paragraph D above; (iii) any claims (other than those covered or described in the preceding subclauses (i) and (ii)) resulting from or arising out of the gross negligence or willful breach on the part of ScanTech, Pubco and/or any other Company Related Party under this Agreement, the Exchange Agreement, the Trust Waiver and/or the Lockup Agreement dated September 5, 2023 by and among Pubco, Mars Acquisition Corp. and others (the “Lock-up Agreement”); (iv) any claims resulting from or arising out of any fraud or willful misconduct on the part of ScanTech, Pubco and/or any other Company Related Party; (v) any claims resulting from or arising out of any breach or default on the part of ScanTech or Pubco under the Credit and Security Agreement dated September 25, 2024 by and among ScanTech, Pubco, the Steele Lenders and others the “Credit Agreement”); and/or (v) any claims resulting from or arising out of any breach or default on the part of Brenza under the Credit Agreement by reason of any action, omission, conduct or activity of Brenza that constitutes fraud and/or intentional misconduct.

(2)The Company, individually or in entity form, and on behalf of any Persons that they manage and/or control, together with their respective heirs, spouses, beneficiaries, representatives, agents, sureties, predecessors, successors, assigns, subsidiaries, parent corporations, affiliate companies, stockholders, members, managers, general partners, limited partners, officers, employees, directors, attorneys and as members, partners, beneficiaries or shareholders of any companies, partnerships, corporations or other entities (individually and collectively, the “Company Releasors”), jointly and severally hereby release Steele, and each of its respective officers, agents, attorneys, directors, employees, affiliates, shareholders, members, parents, subsidiaries, agents, attorneys, predecessors, successors and assigns (individually, an “Investor Related Party” and, collectively, the “Investor Released Parties”) of and from any and all claims, demands, actions, causes of action, liabilities or obligations, now or hereafter arising and accruing from any conditions or events (including any relevant agreements except as provided below) that have occurred on or prior to the date hereof, and Company Releasors hereby waive any and all claims Company Releasors may have against the Investor Released Parties or any such other Person released pursuant to this Paragraph E(2).  Without limitation, the foregoing release by the Company Releasors and the other parties described in this Paragraph E(2) shall relate to any and all claims, of any kind or character, growing out of or in any way connected with or in any way resulting from acts, actions, or omissions occurring on or prior to the date hereof of the Investor Released Parties or of any of the other Persons released pursuant to this Paragraph E(2), including, without limitation, any claim related to failure to fund, usury, any loss, cost or damage arising or incurred in connection with a breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, novation, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violation of the Racketeer Influenced and Corrupt Organizations Act, violation of the Equal Credit Opportunity Act or any similar law, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate or partnership governance or prospective business advantage, breach of contract, deceptive trade practices, misrepresentation, libel, or slander (without admitting or implying that any such claim exists or has any validity); provided, however, that the foregoing release and waiver shall not apply to the following: (i) any claims resulting from or arising out of the willful lack of performance on the part of Steele or any other Company Related Party under this Agreement, the Exchange Agreement, the Trust Waiver and/or the Lock-up Agreement; and/or (ii) any claims resulting from or arising out of any fraud or willful misconduct on the part of Steele or any other Company Related Party.

F.	REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Parties that:

(i)	It has full power and authority to enter into this Agreement and to perform its obligations hereunder.

(ii)	This Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms.

(iii)

The execution, delivery, and performance of this Agreement by such Party does not conflict with or violate any agreement, instrument, order, judgment, or applicable law to which it is subject or by which it is bound.

G.	CERTAIN ADDITIONAL PROVISIONS.

(1)Notwithstanding anything to the contrary set forth in this Agreement or otherwise, this Agreement (including, without limitation, the releases and waivers set forth in Paragraph E(1) above) (i) shall not be or become effective unless and until the Company and the TF Parties shall have entered into and executed a binding agreement (in form and substance reasonably acceptable to Steele) pursuant to which (y) the TF Parties agree to extend the date by which the Business Combination must close to January 2, 2025 and (z) the Company and the TF Parties have agreed to waive and release any and all claims that either has or may have against the other on terms and conditions that are not materially more beneficial to any TF Party than the terms and conditions set forth in Paragraph E above (such an agreement, the “TF Settlement Agreement”) and (ii) shall not be or become effective (or if applicable, shall no longer be effective and shall be void and of no force or effect) if the Company breaches or otherwise violates the covenants, provisions and restrictions set forth in Paragraph G(2) below.  “TF Parties” means, collectively, Taylor Frères Americas LLP (“TFA”), TFGS VII Gestion LLC (“TFGS”), Zachary Taylor, and each affiliate of any of the foregoing.

(2)Notwithstanding anything to the contrary set forth in this Agreement or otherwise, the Company hereby covenants and agrees that it shall not do or permit to be done any one or more of the following: (i) issue or deliver to any Person any shares of common stock of Pubco in excess of 100,000 shares as consideration and/or compensation for or in connection with an agreement to extend the deadline for completion of the Company Merger; (ii) issue or deliver to any Person any shares of common stock of Pubco in excess of 100,000 shares as consideration, compensation, payment and/or reimbursement for any fees, costs and/or expenses of any kind or nature (including, without limitation, legal fees, costs and expenses) either for or in connection with (A) an agreement to extend the deadline for completion of the Company Merger and/or (B) any efforts of or on behalf of such Person to procure and/or provide additional financing to the Company; (iii)

make any cash payment or reimburse (or agree to make any cash payment or to reimburse) any Person in cash in any amount either for or in connection with (A) an agreement to extend the deadline for completion of the Company Merger and/or (B) any efforts of or on behalf of such Person to procure and/or provide additional financing to the Company; and/or (iv) pay or compensate any Person, whether in cash or in shares or otherwise, any other compensation of any kind or nature either for or in connection with (A) an agreement to extend the deadline for completion of the Company Merger and/or (B) any efforts of or on behalf of such Person to procure and/or provide additional financing to the Company.

(3)The provisions and restrictions set forth in this Paragraph G are a material inducement to Steele to enter into this Agreement.

H.	MISCELLANEOUS.

(a)Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule.

(b)Entire Agreement.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

(c)Amendments.  This Agreement may not be amended except by an instrument in writing signed by all Parties hereto.

(d)Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.

(e)Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)Conflicts.  In the event of any conflict between the provisions of this Agreement and any agreement applicable after the Closing, the provisions of this Agreement shall control with respect to the specific subject matter hereof.

[signatures on following pages]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

/s/ Karl Brenza
Karl Brenza

SCANTECH AI SYSTEMS INC.

By:	/s/ Karl Brenza
Karl Brenza,
Chairman

SCANTECH IDENTIFICATION BEAM SYSTEMS LLC

By:	/s/ Dolan Falconer
Dolan Falconer,
Chief Executive Officer

[Signature Page to Supplemental Agreement]

Acknowledged and agreed as at the date first above written.

STEELE INTERESTS SIBS LLC

By:	/s/ Christopher C. McGrew
Christopher C. McGrew,
Managing Member

STEELE INTERESTS SIBS II LLC

By:	/s/ Christopher C. McGrew
Christopher C. McGrew,
Managing Member

STEELE INTERESTS SIBS III LLC

By:	/s/ Christopher C. McGrew
Christopher C. McGrew,
Managing Member

STEELE INTERESTS SIBS IV LLC

By:	/s/ Christopher C. McGrew
Christopher C. McGrew,
Managing Member

STEELE INTERESTS LLC

By:	/s/ Christopher C. McGrew
Christopher C. McGrew,
Managing Member

[Signature Page to Supplemental Agreement]